                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT



Convertible Holdings, Inc.:


We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-28619 of our report dated February 14, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.




Deloitte & Touche LLP
Princeton, New Jersey
July 22, 1997